UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 30, 2016

Manhattan Bridge Capital, Inc.

(Exact Name of Registrant as Specified in Charter)

New York	000-25991	11-3474831
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 Cutter Mill Road, Great Neck, NY	11021
(Address of Principal Executive Offices)	(Zip Code)

(516) 444-3400
(Registrant’s telephone number, including area code)

Not applicable (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.07.	Submission of Matters to Vote of Security Holders.

On June 30 2016, Manhattan Bridge Capital, Inc (the “Company”) held its 2016 Annual Meeting of Shareholders (the “Meeting”). At the Meeting, shareholders:

•	Re-elected all the incumbent directors to serve until the next annual meeting of shareholders and their successors are elected and qualified (the “Election of Directors”);

•	Adopted a non-binding advisory resolution approving the compensation of the Company’s executive officers (“Executive Compensation”); and

•	Ratified the appointment of Hoberman & Lesser, LLP as the Company’s independent auditors for the 2016 fiscal year (the “Ratification of Auditors”) on an advisory basis.

The specific votes with respect to aforementioned were as follows:

1.	The Election of Directors:

NAME	VOTES		BROKER NON-VOTES
	FOR	WITHHELD
Assaf Ran	3,414,902	24,391	2,947,860
Michael J. Jackson	3,416,888	22,405	2,947,860
Eran Goldshmit	3,415,355	23,938	2,947,860
Lyron Bentovim	3,415,892	23,401	2,947,860

2.	Executive Compensation:

VOTES			BROKER NON-VOTE
FOR	AGAINST	ABSTAIN
3,190,645	149,981	98,665	2,947,862

3.	The Ratification of Auditors:

VOTES
FOR	AGAINST	ABSTAIN
6,329,420	39,584	18,149

* * * * *

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MANHATTAN BRIDGE CAPITAL, INC.

Dated: June 30, 2016	By:	/s/ Assaf Ran
Name: Assaf Ran
Title: President and Chief Executive Officer